SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2005

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                               93-1221399
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3700 Pecos McLeod Drive, Suite 100, Las Vegas, Nevada                     89121
--------------------------------------------------------                  -----
(Address of principal executive offices)                             (Zip Code)



                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 28, 2005, LitFunding Corp., a Nevada corporation (the "Registrant") announced the appointment on June 20, 2005 of Dermot J. Ryan as its new Secretary. Mr. Ryan, 58, has served as the Registrant's Director of Underwriting since June 2004, and was appointed our corporate secretary on June 14, 2005. Mr. Ryan has over 20 years experience as an attorney in major complex personal injury litigation, medical malpractice, product liability, toxic tort, business litigation, and employment litigation. Mr. Ryan has an extensive and successful appellate experience. From 2002 to 2004, Mr. Ryan was a general civil litigation attorney with the firm of Moore, Sorenson & Horner in Beverly Hills, CA, where he assisted in preparing the Registrant's defense in the Rogers/Seidman litigation against the Registrant and against Dr. Reed. From 2000 to 2002, Mr. Ryan was responsible for lease negotiation and evaluation for Voicestream Wireless, now T-Mobile for wireless sites in Manhattan, the Bronx, and Long Island, New York. His duties included negotiation and resolution of landlord and site problems. From 1999 to 2000, he was a general civil litigation attorney with Stephen A. Weinstein, Esq, in Manhattan, New York. Dermot Ryan is a 1973 graduate of UCLA with a BS degree in Political Science/International Relations. Mr. Ryan was a member of the Dean's List. He received his Juris Doctor degree from Southwestern University School of Law in 1976. Mr. Ryan is not an officer or director of any other reporting company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          LitFunding Corp.
                                          a Nevada corporation

June 28, 2005                         By: /s/ Morton Reed
                                          -------------------------------------
                                          Morton Reed, Chief Executive Officer